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EXHIBIT 21.1

    SUBSIDIARIES OF THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (as of December 31, 2000)

The following sets forth the name and jurisdiction of incorporation of the subsidiaries of The Northwestern Mutual Life Insurance Company. Account A and Account C have no subsidiaries.

         NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
         ------------------                       -----------------------------
         Alexandra International Sales, Inc.           U.S. Virgin Islands
         Amber, Inc.                                   Delaware
         Baird Financial Corporation                   Wisconsin
         Baraboo, Inc.                                 Delaware
         Bayridge, Inc.                                Delaware
         Bradford, Inc.                                Delaware
         Brendan International Sales, Inc.             U.S. Virgin Islands
         Brian International Sales, Inc.               U.S. Virgin Islands
         Buffalo Promotions, Inc.                      Texas
         Burgundy, Inc.                                Delaware
         Carlisle Ventures, Inc.                       Delaware
         Cass Corporation                              Delaware
         Chateau, Inc.                                 Delaware
         Coral, Inc.                                   Delaware
         Diversey, Inc.                                Delaware
         Eiger Corporation                             Wisconsin
         Elderwood International Sales, Inc.           U.S. Virgin Islands
         Elizabeth International Sales, Inc.           U.S. Virgin Islands
         Frank Russell Company                         Washington
         Frank Russell Investment Management           Washington
         Company
         Green Room Properties, LLC                    Delaware
         Greenway Sports, Inc.                         Texas
         Hazel, Inc.                                   Delaware
         Higgins, Inc.                                 Delaware
         Highbrook International Sales, Inc.           U.S. Virgin Islands
         Hobby, Inc.                                   Delaware
         INV Corp.                                     Delaware
         Jack International Sales, Inc.                U.S. Virgin Islands
         Justin International FSC, Inc.                U.S. Virgin Islands
         KerryAnne International Sales, Inc.           U.S. Virgin Islands
         Klode, Inc.                                   Delaware
         Kristiana International Sales, Inc.           U.S. Virgin Islands
         Lake Bluff, Inc.                              Delaware
         Larkin, Inc.                                  Delaware
         Logan, Inc.                                   Delaware
         Lydell, Inc.                                  Delaware
         Mallon International Sales, Inc.              U.S. Virgin Islands
         Marina Pacific, Ltd.                          California
         Maroon, Inc.                                  Delaware
         Mason & Marshall, Inc.                        Delaware
         Mason Street Funds, Inc.                      Maryland
         Mitchell, Inc.                                Delaware
         NML Buffalo Agency, Inc.                      New York
         NML-CBO, LLC                                  Delaware
         NML Development Corporation                   Delaware
         NML/Mid-Atlantic, Inc.                        New Jersey
         NML Real Estate Holdings, LLC                 Wisconsin
         NML Securities Holdings, LLC                  Wisconsin
         NML/Tallahassee, Inc.                         Florida
         NW Greenway #1, Inc.                          Texas
         NW Greenway #9, Inc.                          Texas
         NW Pipeline, Inc.                             Texas
         New Arcade, LLC                               Wisconsin
         New Arcade Parking, LLC                       Wisconsin
         Nicolet, Inc.                                 Delaware
         North Van Buren, Inc.                         Delaware
         Northwestern Financial Group, L.L.C.          Wisconsin
         Northwestern Foreign Holdings B.V.            Netherlands
         Northwestern International Holdings,          Delaware
         Inc.
         Northwestern Investment Management            Delaware
         Company, LLC
         Northwestern Long Term Care                   Illinois


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         Insurance Company
         Northwestern Mutual Investment                Wisconsin
         Services, LLC
         Northwestern Mutual Las Vegas, Inc.           Nevada
         Northwestern Mutual Life International,       Delaware
         Inc.
         Northwestern Mutual Series Fund, Inc.         Maryland
         Northwestern Reinsurance Holdings             Netherlands
         N.V.
         Olive, Inc.                                   Delaware
         PBClub, Inc.                                  Delaware
         Painted Rock Development Corporation          Arizona
         Park Forest Northeast, Inc.                   Delaware
         Pembrook, Inc.                                Delaware
         RE Corporation                                Delaware
         Regina International Sales, Inc.              U.S. Virgin Islands
         Robert W. Baird & Co. Incorporated            Wisconsin
         Rocket Sports, Inc.                           Texas
         Russet, Inc.                                  Delaware
         Ryan, Inc.                                    Delaware
         Saskatoon Centre, Limited                     Ontario, Canada
         Sean International Sales, Inc.                U.S. Virgin Islands
         Solar Resources, Inc.                         Wisconsin
         Stadium and Arena Management, Inc.            Delaware
         Summerhill Management, LLC                    Delaware
         Summerhill Property, LLC                      Delaware
         Summit Mall, LLC                              Delaware
         Summit Sports, Inc.                           Texas
         The Grand Avenue Corporation                  Wisconsin
         Travers International Sales, Inc.             U.S. Virgin Islands
         Tupelo, Inc.                                  Delaware
         White Oaks, Inc.                              Delaware

    Certain non-insurance subsidiaries are omitted on the basis that, considered in the aggregate, they did not constitute a significant subsidiary as defined by Regulation S-X at December 31, 2000.


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